EXHIBIT 99.3
                          EXHIBIT INDEX

Exhibit No.              Description of Exhibits

   2.2*        Amendment No. 1 dated as of November 17, 1995 to
               Stock Purchase Agreement dated as of October 14,
               1995 between the Registrant and Melville
               Corporation.

  10.1*        Certificates of Designations, Rights and
               Preferences for the Registrant's Series D
               Cumulative Convertible Preferred Stock.

  10.2*        Certificates of Designations, Rights and
               Preferences for the Registrant's Series E
               Cumulative Convertible Preferred Stock.

  10.3*        Transitional Services Agreement dated as of
               November 17, 1995 between the Registrant and
               Melville Corporation.

  10.4* Credit Agreement dated as of November 17, 1995 among The First National Bank of Chicago, Bank of America Illinois, The Bank of New York, and Pearl Street L.P., as co-arrangers, the other financial institution parties thereto, and the Registrant.

  99.1*        Press Release issued by the Registrant on November
               20, 1995.

  99.2(i)      Financial Statements - Audited Consolidated
               Financial Statements of Marshalls of Roseville,
               Minn., Inc. for the Years Ended December 31, 1994,
               1993 and 1992.

  99.2(ii)     Financial Statements - Unaudited Consolidated
               Financial Statements of Marshalls of Roseville,
               Minn., Inc. for the Nine Months Ended September
               30, 1995 and October 1, 1994.

  99.2(iii)    Financial Statements - Unaudited Pro Forma
               Condensed Consolidated Financial Statements for
               The TJX Companies, Inc. as of October 28, 1995 and for the periods ended October 28, 1995 and January
               28, 1995.

  99.3         Exhibit Index


* Included with, and incorporated herein by reference to, the Registrant's Current Report on Form 8-K dated November 17,
   1995.